UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OF THE
                             SECURITIES ACT OF 1934


                                 IMAGING3, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             CALIFORNIA                                 95-4451059
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                 3200 W. VALHALLA DR., BURBANK, CALIFORNIA 91505
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange On Which
        to be Registered                     Each Class is to be Registered
        ----------------                     ------------------------------

        Not applicable                              Not applicable


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number pursuant to which this form relates: 333-117309 (If applicable)
                   ----------

         Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)

                                TABLE OF CONTENTS


Item 1.  Description of Registrant's Securities to be Registered...............1

Item 2.  Exhibits .............................................................1

Signatures.....................................................................2

Item 1.  Description of Registrant's Securities to be Registered.

         Imaging3, Inc. (the "Registrant") hereby incorporates by reference herein the description of its common stock, no par value (the "Common Stock"), to be registered hereunder set forth under the heading "Description of Securities" in the Registrant's prospectus forming part of its Registration Statement on Form SB-2 (File No. 333-117309), originally filed with the
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on July 12, 2004 as thereafter amended and supplemented. The Common Stock is currently quoted and traded on the OTC Bulletin Board.


Item 2.  Exhibits.

         The following exhibits to this registration statement are filed herewith or have been filed as exhibits previously as described in the below footnotes and are hereby incorporated by reference herein:

EXHIBIT NO.             DESCRIPTION
-----------             -------------------------------------------------------------------------------------
    3.1                 Articles of Incorporation (1)
    3.2                 Articles of Amendment dated October 25, 2001, June 24, 2002, and August 13, 2002(1)
    3.3                 Bylaws (1)
    3.4                 Certificate of Amendment dated September 30, 2003(2)
    3.5                 Certificate of Amendment dated October 25, 2001(3)
    3.6                 Certificate of Amendment June 24, 2002(3)
    3.7                 Certificate of Amendment August 13, 2002(3)
    4.1                 Securities Purchase Agreement by and between Imaging3, Inc. and Cranshire Capital,
                        L.P., dated October 4, 2010 (4)
    4.2                 Series A Warrant, dated October 15, 2010 for Cranshire Capital, L.P.(5)
    4.3                 Series A Warrant, dated October 15, 2010 for Freestone Advantage Partners, L.P. (5)
    4.4                 Series B Warrant, dated October 15, 2010 for Cranshire Capital, L.P.(5)
    4.5                 Series B Warrant, dated October 15, 2010 for Freestone Advantage Partners, L.P. (5)
    4.6                 Series C Warrant, dated October 15, 2010 for Cranshire Capital, L.P.(5)
    4.7                 Series C Warrant, dated October 15, 2010 for Freestone Advantage Partners, L.P.(5)
    4.8                 Registration Rights Agreement entered into by Imaging3, Inc., Cranshire Capital,
                        L.P. and Freestone Advantage Partners, L.P., dated October 15, 2010(5)
   10.1                 Patent #6,754,297(3)
   10.2                 Consulting Agreement(3)
   10.3                 Assignment(3)
   10.6                 Commercial Promissory Note dated August 4, 2004(6)
   10.7                 Security Agreement(6)
   10.8                 Commercial Promissory Note dated April 24, 2005(7)
   10.9                 Lease entered into May 24, 2001 by and between Dean M. Janes and Imaging Services,
                        Inc.(8)
   10.10                IR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant
                        Lease - Net, dated June 21, 2004 by and between Four T's, Bryan Tashjan, Ed Jr.
                        Tashjan, Bruce Tashjan, Greg Tashjan and Dean Janes DBA Imaging Services, Inc.(8)





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

-----------------------
         (1)      Incorporated  by reference  to the Form  10-SB/A  Registration
                  Statement filed with the Securities and Exchange  Commissioner on December 9, 2002.

         (2)      Incorporated  by  reference  to  Amendment  #2  to  Form  SB-2
                  Registration  Statement filed with the Securities and Exchange
                  Commission on October 6, 2004.

         (3)      Incorporated  by  reference  to  Amendment  #3  to  Form  SB-2
                  Registration  Statement filed with the Securities and Exchange
                  Commission on October 21, 2004.

         (4) Incorporated by reference from the exhibits included with our Report on Form 8K filed with the SEC on October 5, 2010.

         (5) Incorporated by reference from the exhibits included with our Report on Form 8K filed with the SEC on October 21, 2010.

         (6)      Incorporated  by  reference  to  Amendment  #5  to  Form  SB-2
                  Registration  Statement filed with the Securities and Exchange
                  Commission on April 18, 2005.

         (7)      Incorporated  by  reference  to  Amendment  #6  to  Form  SB-2
                  Registration  Statement filed with the Securities and Exchange
                  Commission on July 7, 2005.

         (8)      Incorporated  by  reference  to  Amendment  #8  to  Form  SB-2
                  Registration  Statement filed with the Securities and Exchange
                  Commission on September 9, 2005.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 IMAGING3, INC.
                   ------------------------------------------
                                  (Registrant)


Date:  December 7, 2010


                    /s/ Dean Janes, Chief Executive Officer
                   ------------------------------------------
                    Dean Janes, Chief Executive Officer


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